UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 13, 2020

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 16, 2020, Unisys Corporation, a Delaware corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing, among other things, that the Company had completed the disposition of certain assets and liabilities of the Company’s business of providing certain products and services to federal government customers (the “Transaction”) to Science Applications International Corporation, a Delaware corporation (“SAIC”) pursuant to the Asset Purchase Agreement, dated as of February 5, 2020, by and between the Company and SAIC.

This Amendment No. 1 to the Original Report (this “Amendment”) is being filed for the purpose of satisfying the Company’s undertaking to file the pro forma financial information required by Item 9.01 of Form 8-K, and this Amendment should be read in conjunction with the Original Report. Except as set forth herein, no modifications have been made to the information contained in the Original Report.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Attached as Exhibit 99.2 hereto and incorporated by reference is the unaudited pro forma financial information of the Company giving effect to the Transaction.

(d)	Exhibits

Exhibit No.	Description
99.2	Unaudited Pro Forma Financial Information of Unisys Corporation.

EXHIBIT INDEX

Exhibit No.	Description
99.2	Unaudited Pro Forma Financial Information of Unisys Corporation.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: March 18, 2020	By:	/s/ Michael M. Thomson
Michael M. Thomson
Senior Vice President and Chief Financial Officer